UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2024
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Transition
On April 27, 2024, Barry McCarthy notified Peloton Interactive, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”) as a Class I director, effective April 28, 2024. In connection with Mr. McCarthy’s resignation, the board reduced the number of directors from seven to six.

Effective as of the close of business on May 2, 2024, Mr. McCarthy will transition from President and Chief Executive Officer (“CEO”) of the Company to a non-executive, strategic advisory role. The circumstances giving rise to Mr. McCarthy’s departure are not the result of any disagreement with the Company on any subject, including its operations, policies or practices.

In connection with the change in Mr. McCarthy’s role, Mr. McCarthy has entered into a Transition Agreement (the “Transition Agreement”) with the Company, pursuant to which Mr. McCarthy has agreed to provide strategic advisory services to the Company through December 31, 2024 (the “Transition Date”) in order to facilitate a smooth and orderly transition of his responsibilities in his role as President and CEO. Pursuant to the Transition Agreement, Mr. McCarthy will receive $50,000 per month for the first three months of the advisory period and will receive $5,000 per month thereafter for the remainder of the advisory period. Subject to approval by the Board, Mr. McCarthy also will receive a stock option award with a fair value of $3 million to purchase shares of Class A common stock that will vest in equal monthly increments through the Transition Date (the “Advisor Award”). Following Mr. McCarthy’s separation on the Transition Date, and contingent on a timely execution of a release of claims, Mr. McCarthy will receive a cash payment in an amount equal to $1,250,000 and the cash equivalent of the cost to continue Mr. McCarthy’s health insurance for up to twelve months. Mr. McCarthy also will receive one year of accelerated vesting on all outstanding stock options (other than the Advisor Award), which will remain exercisable until December 31, 2027.

Interim Co-CEOs and Board Changes
On May 2, 2024, the Company announced that Karen Boone, current Chairperson of the Board, and Chris Bruzzo, a Board director, have been appointed as Interim Co-CEOs and co-Presidents of the Company, and that Jay Hoag, a Board director, has been named Chairperson of the Board, effective May 2, 2024. As a result of such appointments, Ms. Boone will no longer serve on the Nominating, Governance and Corporate Responsibility Committee or the Audit Committee of the Board, and Mr. Bruzzo will no longer serve on the Audit Committee of the Board. Pamela Thomas-Graham and Jon Callaghan have been appointed to replace Ms. Boone and Mr. Bruzzo on the Audit Committee of the Board, and Angel Mendez will serve as the Chairperson of the Audit Committee of the Board.

Ms. Boone, 50, has served as a member of the Board since January 2019, and as Chairperson since September 2022. Ms. Boone most recently served as the President and Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Sonos, Inc., Rivian Automotive, Inc., Tory Burch and several other private companies. Ms. Boone holds a B.S. in Business Economics from the University of California, Davis.

Mr. Bruzzo, 54, has served as a member of the Board since December 2023. He most recently served as Executive Vice President and Chief Experience Officer of Electronic Arts, an American video game company, from 2014 to 2023. Prior to that, Mr. Bruzzo served in various brand, marketing and communications roles, including as the Senior Vice President, Channel Brand Management for Starbucks Corporation, Vice President, Marketing and Public Relations for Amazon.com Inc., and Assistant Vice President, Communications for Regence Blue Shield. Mr. Bruzzo currently sits on the board of directors of Boot Barn Holdings, Inc., a public retail company, and is a member of the Latino Corporate Directors Association. Mr. Bruzzo holds a bachelor of arts degree in political science from Whitworth University.

In connection with their appointments as Interim Co-CEOs and co-Presidents, the Board approved a compensation package for each of Ms. Boone and Mr. Bruzzo comprised of (i) base salary at a monthly rate of $150,000 and (ii) subject to the approval of the Board, an award of $450,000 restricted stock units, which will vest in equal monthly increments over a three month period. Ms. Boone and Mr. Bruzzo will not receive any compensation for their service on the Board while they serve as Interim Co-CEOs. Neither Ms. Boone nor Mr. Bruzzo has a family relationship with any director or executive officer of the Company (or any person nominated or chosen by the Company to become a director or executive officer of the Company) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 2, 2024, the Company issued a press release announcing leadership changes described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Announcing Leadership Changes, dated May 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: May 2, 2024	By:	/s/ Tammy Albarrán
Tammy Albarrán
Chief Legal Officer